Exhibit 99.1

Hercules Offshore Announces Fourth Quarter and Full Year 2012 Results
HOUSTON, February 12, 2013 -- Hercules Offshore, Inc. (Nasdaq: HERO) today reported income from continuing operations of $4.3 million, or $0.03 per diluted share, on revenue of $202.6 million for the fourth quarter 2012, compared with a loss from continuing operations of $21.5 million, or $0.16 per diluted share, on revenue of $162.8 million for the fourth quarter 2011.
For the twelve month period ended December 31, 2012, the Company reported a loss from continuing operations of $127.0 million, or $0.83 per diluted share, on revenue of $709.8 million, versus a loss from continuing operations of $66.5 million, or $0.51 per diluted share, on revenue of $655.4 million for the twelve month period ended December 31, 2011. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, the twelve month period ended December 31, 2012 results include impairment charges on property and equipment, certain gains and debt refinancing and retirement costs. On a net after tax basis, these adjustments approximated a charge of $59.0 million, or $0.39 per diluted share.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, "Market fundamentals in the U.S. Gulf of Mexico strengthened throughout 2012, to levels that, in many respects, are the best they have been in the long history of drilling in the region. This momentum continues through to today. As we begin 2013, the visibility in our core domestic business is unsurpassed, with customer discussions already focusing on 2014 demand. Given the limited availability of rigs and strong interest from customers, we have embarked on our first rig reactivation. Additional reactivations, as well as further growth in backlog and dayrates, are contingent on commodity prices, rig availability, and customer demand. We will remain disciplined in our capital allocation decisions, however, we are optimistic regarding our growth prospects based on current market dynamics in the U.S. Gulf of Mexico.
“Our international operations are in the early stages of a transformation, where we seek to expand our global footprint and high-grade our asset mix in key offshore markets. The rebound in our domestic operations, along with our success in strengthening the balance sheet, will allow for opportunistic investments in this area.
“While there are a number of positive catalysts for our Company to capitalize on, we also have challenges, including our ability to minimize shipyard time and control costs. After the extreme market conditions that we have successfully navigated through over the past several years, I am confident that our organization is well-equipped to meet these future challenges.”
Offshore
Revenue generated from Domestic Offshore for the fourth quarter 2012 increased by 21.9% to $91.1 million from $74.8 million in the fourth quarter 2011, as a result of improving dayrates partially offset by a reduction in utilization. Average revenue per rig per day rose by 28.5% to $67,681 in the fourth quarter 2012 from $52,686 in the comparable 2011 period. Utilization decreased to 81.3% in the fourth quarter 2012 from 85.7% in the fourth quarter 2011, due to shipyard downtime on the Hercules 205, Hercules 253, Hercules 263 and Hercules 350 related to capital upgrade and regulatory survey requirements. Operating expenses of $60.9 million in the fourth quarter 2012 includes approximately $7.4 million of net gains from asset sales, compared to operating expenses of $45.7 million in the fourth quarter of 2011, which includes $15.0 million of gains from asset sales. Excluding these gains, the overall increase in segment operating expense was driven by higher labor, repair and maintenance, and workers' compensation expense. Domestic Offshore generated operating income of $10.0 million in the fourth quarter 2012 compared to operating income of $9.0 million in the fourth quarter 2011.
International Offshore revenue of $49.8 million in the fourth quarter 2012, which includes a $10.0 million payment from Angola Drilling Company (“ADC”) related to a prior contract on the Hercules 185, compares to $40.9 million in the fourth quarter 2011. Average revenue per rig per day for the fourth quarter 2012 increased to $137,671 from $85,778 in the fourth quarter 2011, primarily on higher dayrates for the Hercules 260, the absence of the Hercules 258 and Platform Rig 3, which were previously contracted at below fleet average rates, and the impact of the ADC payment. Operating days declined to 362 days in the fourth quarter 2012 compared to 477 days in the respective 2011 period, mainly as a result of the sale of Platform Rig 3 and contract expiration on the Hercules 258, partially offset by increased utilization on the Hercules 208, Hercules 261 and Hercules 262. Operating expenses decreased to $27.1 million in the fourth quarter 2012 from $34.6 million in the fourth quarter 2011, from lower costs on the Hercules 208 and Hercules 260, the stacking of the Hercules 258 and Hercules 185, and the sale of Platform Rig 3. International Offshore recorded operating income of $9.8 million in the fourth quarter 2012 compared to an operating loss of $6.0 million in the prior year period.

Inland
Inland generated revenue of $8.1 million in the fourth quarter 2012 compared to revenue of $6.9 million in the fourth quarter 2011, as a result of improvements in dayrates and utilization. Fourth quarter 2012 average revenue per rig per day of $32,826 and utilization of 89.5%, compared favorably to $30,524 and 82.2% in the respective 2011 period. Operating expenses for the fourth quarter 2012 were $5.2 million versus operating expenses of $6.3 million in the fourth quarter 2011. Gains on asset sales reduced fourth quarter 2012 operating expenses by $1.4 million, compared to gains of $0.6 million in fourth quarter 2011. Inland recorded an operating loss of $0.6 million in the fourth quarter 2012 compared to an operating loss of $3.1 million in the comparable prior year period.
Liftboats
Domestic Liftboats revenue increased by 60.0% to $19.8 million in the fourth quarter 2012 from $12.4 million in the fourth quarter 2011, due to strong improvements in pricing and utilization. Average revenue per liftboat per day increased by 21.7% to $9,327 in the fourth quarter 2012 from $7,662 in the fourth quarter 2011. Operating days increased to 2,122 in the fourth quarter 2012 compared to 1,614 in the comparable 2011 period. Operating expenses in the fourth quarter 2012 were $10.5 million, essentially flat with operating expenses in the fourth quarter 2011. Domestic Liftboats recorded operating income of $4.7 million in the fourth quarter 2012 compared to an operating loss of $2.5 million in the fourth quarter 2011.
International Liftboats revenues increased by 21.5% to $33.8 million in the fourth quarter 2012 from $27.8 million in the prior year period. Average revenue per liftboat per day increased to $22,961 in the fourth quarter 2012 from $21,595 in the respective 2011 period, while utilization increased to 74.8% from 60.9% in the same periods, respectively. Operating expenses increased to $16.4 million in the fourth quarter 2012 from $15.0 million in the fourth quarter 2011, primarily due to higher labor costs. International Liftboats recorded operating income of $11.6 million in the fourth quarter 2012 compared to operating income of $4.8 million in the prior year period.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted loss from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, income (loss) from continuing operations, operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Loss, Loss From Continuing Operations and Diluted Loss per Share from Continuing Operations.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CST (11:00 a.m. EST) on February 12, 2013, to discuss its fourth quarter and full year 2012 financial results. To participate in the call, dial 866-510-0707 (domestic) or 617-597-5376 (international) and reference access code 76244795 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on February 12, 2013, beginning at 12:00 p.m. CST (1:00 p.m. EST), through February 19, 2013. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 91770267. Additionally, the recorded conference call will be accessible through our website at http://www.herculesoffshore.com for 7 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 37 jackup rigs, 13 barge rigs and 63 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 32.1% of share capital in Discovery Offshore S.A., a pure play, ultra-high specification jackup rig company. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore's most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC's website at http://www.sec.gov or the Company's website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:

Son P. Vann, CFA
Vice President Investor Relations and Planning
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$259,193	$134,351
Restricted Cash	2,027	9,633
Accounts Receivable, Net	167,936	153,688
Prepaids	16,135	16,352
Current Deferred Tax Asset	21,125	15,543
Other	12,191	20,435
	478,607	350,002
Property and Equipment, Net	1,462,755	1,591,791
Equity Investment	38,191	34,735
Other Assets, Net	37,077	30,176
	$2,016,630	$2,006,704
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$67,054	$22,130
Accounts Payable	58,615	49,370
Accrued Liabilities	82,781	70,421
Interest Payable	17,367	9,899
Insurance Notes Payable	9,123	5,218
Other Current Liabilities	26,483	18,366
	261,423	175,404
Long-term Debt, Net of Current Portion	798,013	818,146
Deferred Income Taxes	56,821	83,503
Other Liabilities	17,611	21,098
Commitments and Contingencies
Stockholders’ Equity	882,762	908,553
	$2,016,630	$2,006,704

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$202,634	$162,788	$709,792	$655,358
Costs and Expenses:
Operating Expenses	120,150	112,251	438,084	444,332
Asset Impairment	—	—	108,216	—
Depreciation and Amortization	40,248	43,872	166,426	172,571
General and Administrative	20,718	16,801	60,643	57,204
	181,116	172,924	773,369	674,107
Operating Income (Loss)	21,518	(10,136)	(63,577)	(18,749)
Other Income (Expense):
Interest Expense	(19,341)	(20,143)	(79,172)	(79,178)
Loss on Extinguishment of Debt	—	—	(9,156)	—
Other, Net	1,132	(671)	1,896	(3,934)
Income (Loss) Before Income Taxes	3,309	(30,950)	(150,009)	(101,861)
Income Tax Benefit	958	9,420	23,005	35,341
Income (Loss) from Continuing Operations	4,267	(21,530)	(127,004)	(66,520)
Income (Loss) from Discontinued Operations, Net of Taxes	—	43	—	(9,608)
Net Income (Loss)	$4,267	$(21,487)	$(127,004)	$(76,128)
Basic Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.03	$(0.16)	$(0.83)	$(0.51)
Income (Loss) from Discontinued Operations	—	—	—	(0.07)
Net Income (Loss)	$0.03	$(0.16)	$(0.83)	$(0.58)
Diluted Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$0.03	$(0.16)	$(0.83)	$(0.51)
Income (Loss) from Discontinued Operations	—	—	—	(0.07)
Net Income (Loss)	$0.03	$(0.16)	$(0.83)	$(0.58)
Weighted Average Shares Outstanding:
Basic	158,594	137,894	153,722	130,474
Diluted	160,459	137,894	153,722	130,474

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2012	2011
	(Unaudited)
Cash Flows from Operating Activities:
Net Loss	$(127,004)	$(76,128)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	166,426	174,227
Stock-Based Compensation Expense	6,243	5,283
Deferred Income Taxes	(33,236)	(59,187)
Benefit for Doubtful Accounts Receivable	(8,847)	(13,623)
Amortization of Deferred Financing Fees	3,174	3,871
Amortization of Original Issue Discount	4,122	4,433
Gain on Insurance Settlement	(30,668)	—
Gain on Disposal of Assets, Net	(33,396)	(10,079)
Non-Cash Portion of Loss on Extinguishment of Debt	2,738	—
Asset Impairment	108,216	—
Other	(1,776)	3,245
Net Change in Operating Assets and Liabilities	12,371	19,983
Net Cash Provided by Operating Activities	68,363	52,025
Cash Flows from Investing Activities:
Acquisition of Assets	(40,000)	(25,000)
Additions of Property and Equipment	(127,180)	(39,483)
Deferred Drydocking Expenditures	(11,425)	(15,739)
Cash Paid for Equity Investment	(4,288)	(34,155)
Insurance Proceeds Received	54,139	—
Proceeds from Sale of Assets, Net	72,897	80,362
Decrease in Restricted Cash	3,588	1,495
Net Cash Used in Investing Activities	(52,269)	(32,520)
Cash Flows from Financing Activities:
Long-term Debt Borrowings	500,000	—
Long-term Debt Repayments	(452,909)	(22,247)
Redemption of 3.375% Convertible Senior Notes	(27,606)	—
Common Stock Issuance	96,696	—
Payment of Debt Issuance Costs	(7,717)	(2,109)
Other	284	2,536
Net Cash Provided by (Used in) Financing Activities	108,748	(21,820)
Net Increase (Decrease) in Cash and Cash Equivalents	124,842	(2,315)
Cash and Cash Equivalents at Beginning of Period	134,351	136,666
Cash and Cash Equivalents at End of Period	$259,193	$134,351

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Domestic Offshore:
Number of rigs (as of end of period)	29	38	29	38
Revenue	$91,099	$74,762	$355,762	$217,450
Operating expenses	60,928	45,742	238,674	186,132
Asset impairment	—	—	25,502	—
Depreciation and amortization expense	17,972	18,226	72,938	68,146
General and administrative expenses	2,194	1,776	8,130	9,275
Operating income (loss)	$10,005	$9,018	$10,518	$(46,103)
International Offshore:
Number of rigs (as of end of period)	8	9	8	9
Revenue	$49,837	$40,916	$135,047	$237,047
Operating expenses	27,083	34,636	66,144	134,439
Asset impairment	—	—	82,714	—
Depreciation and amortization expense	10,490	12,809	45,577	52,278
General and administrative expenses	2,499	(544)	(183)	(7,512)
Operating income (loss)	$9,765	$(5,985)	$(59,205)	$57,842
Inland:
Number of barges (as of end of period)	14	17	14	17
Revenue	$8,108	$6,929	$28,015	$28,180
Operating expenses	5,212	6,280	26,175	22,973
Depreciation and amortization expense	3,208	3,251	12,842	14,589
General and administrative expenses	245	519	652	1,388
Operating loss	$(557)	$(3,121)	$(11,654)	$(10,770)
Domestic Liftboats:
Number of liftboats (as of end of period)	39	40	39	40
Revenue	$19,791	$12,366	$63,832	$56,575
Operating expenses	10,489	10,544	40,050	42,381
Depreciation and amortization expense	3,842	3,692	15,524	15,329
General and administrative expenses	717	611	2,680	2,190
Operating income (loss)	$4,743	$(2,481)	$5,578	$(3,325)
International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$33,799	$27,815	$127,136	$116,106
Operating expenses	16,438	15,049	67,041	58,407
Depreciation and amortization expense	4,024	5,245	16,896	19,624
General and administrative expenses	1,733	2,696	4,588	7,166
Operating income	$11,604	$4,825	$38,611	$30,909
Total Company:
Revenue	$202,634	$162,788	$709,792	$655,358
Operating expenses	120,150	112,251	438,084	444,332
Asset impairment	—	—	108,216	—
Depreciation and amortization expense	40,248	43,872	166,426	172,571
General and administrative expenses	20,718	16,801	60,643	57,204
Operating income (loss)	21,518	(10,136)	(63,577)	(18,749)
Interest expense	(19,341)	(20,143)	(79,172)	(79,178)
Loss on extinguishment of debt	—	—	(9,156)	—
Other, net	1,132	(671)	1,896	(3,934)
Income (loss) before income taxes	3,309	(30,950)	(150,009)	(101,861)
Income tax benefit	958	9,420	23,005	35,341
Income (loss) from continuing operations	4,267	(21,530)	(127,004)	(66,520)
Income (loss) from discontinued operations, net of taxes	—	43	—	(9,608)
Net income (loss)	$4,267	$(21,487)	$(127,004)	$(76,128)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES SELECTED FINANCIAL AND OPERATING DATA - (Continued) (Dollars in thousands, except per day amounts) (Unaudited)

	Three Months Ended December 31, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,346	1,656	81.3%	$67,681	$36,792
International Offshore	362	460	78.7%	137,671	58,876
Inland	247	276	89.5%	32,826	18,884
Domestic Liftboats	2,122	2,944	72.1%	9,327	3,563
International Liftboats	1,472	1,968	74.8%	22,961	8,353

	Three Months Ended December 31, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,419	1,656	85.7%	$52,686	$27,622
International Offshore	477	644	74.1%	85,778	53,783
Inland	227	276	82.2%	30,524	22,754
Domestic Liftboats	1,614	3,128	51.6%	7,662	3,371
International Liftboats	1,288	2,116	60.9%	21,595	7,112

	Twelve Months Ended December 31, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	5,760	6,588	87.4%	$61,764	$36,229
International Offshore	1,331	2,336	57.0%	101,463	28,315
Inland	880	1,098	80.1%	31,835	23,839
Domestic Liftboats	7,315	11,941	61.3%	8,726	3,354
International Liftboats	5,367	7,562	71.0%	23,688	8,866

	Twelve Months Ended December 31, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	4,494	5,755	78.1%	$48,387	$32,343
International Offshore	2,131	2,828	75.4%	111,237	47,539
Inland	966	1,095	88.2%	29,172	20,980
Domestic Liftboats	7,290	12,983	56.2%	7,761	3,264
International Liftboats	5,310	8,395	63.3%	21,866	6,957
_____________________________

(1)
Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)
Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)
Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the twelve months ended December 31, 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Twelve Months Ended December 31, 2012
Operating Loss:
GAAP Operating Loss	$(63,577)
Adjustment	62,598	(a)
Non-GAAP Operating Loss	$(979)
Other Expense:
GAAP Other Expense	$(86,432)
Adjustment	9,156	(b)
Non-GAAP Other Expense	$(77,276)
Benefit for Income Taxes:
GAAP Benefit for Income Taxes	$23,005
Tax Impact of Adjustment	(12,796)
Non-GAAP Benefit for Income Taxes	$10,209
Loss from Continuing Operations:
GAAP Loss from Continuing Operations	$(127,004)
Total Adjustment, Net of Tax	58,958
Non-GAAP Loss from Continuing Operations	$(68,046)
Diluted Loss per Share from Continuing Operations:
GAAP Diluted Loss per Share from Continuing Operations	$(0.83)
Adjustment per Share	0.39
Non-GAAP Diluted Loss per Share from Continuing Operations	$(0.44)
 _____________________________

(a)
This amount represents a non-cash charge of $47.5 million related to the impairment of the Hercules 185 and related unamortized deferred costs; a non-cash charge of $35.2 million related to the impairment of the Hercules 258; a non-cash charge of $25.5 million related to the impairment of the Hercules 252; an $18.4 million gain on the sale of Platform Rig 3 and a $27.3 million gain on the Hercules 185 insurance settlement. On an after-tax basis, these adjustments approximated $53.0 million.

(b)
This amount represents (i) a charge of $6.4 million related to our debt refinancing in April 2012; (ii) a non-cash charge of $1.4 million related to the write-off of unamortized issuance costs in connection with the April 2012 termination of our prior term loan and (iii) a $1.3 million loss on the retirement of a portion of our 3.375% convertible senior notes. On an after-tax basis, these adjustments approximated $6.0 million.